EXHIBIT 23.01






                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 20, 1998, which appears in the annual report on Form 10-K of HMG Worldwide Corporation and Subsidiaries for the year ended December 31, 1997 and to the reference to our firm under the caption "Experts" in the Prospectus.





Friedman Alpren & Green LLP

New York, New York
May 29, 1998